Exhibit 99.1

MicroVision Announces Third Quarter 2023 Results

REDMOND, WA / ACCESSWIRE / November 8, 2023 / MicroVision, Inc. (NASDAQ:MVIS), a leader in MEMS-based solid-state automotive lidar and ADAS solutions, today announced its third quarter 2023 results.

“We closed the third quarter having made further significant progress toward our 2023 milestones, in particular our automotive design win goal, with a focus on programs involving high-volume passenger vehicles and commercial vehicles. Our advanced negotiations with multiple potential customers, centered on RFIs and RFQs for North American and EU markets, have been accelerated due to our product maturity and existing manufacturing capabilities,” said Sumit Sharma, MicroVision’s Chief Executive Officer. “Also, supporting our diversified lidar and software product portfolio, during the third quarter we secured a path to add to our existing inventory of MOVIA sensors to promote the expansion of our direct sales pipeline.”

“We are adjusting our 2023 revenue guidance to a range of $6.5 – 8.0 million as some customers have pushed out their demand due to the challenging macroeconomic environment and other headwinds. As demonstrated in the third quarter, our MOSAIK software suite has delivered excellent margins, but demand for this product has moved into next year,” continued Sharma. “We’ve made tremendous progress this year toward securing customer wins in the near term and we remain enthusiastic about MicroVision’s future.”

Key Financial Highlights for Q3 2023

●	Revenue for the third quarter of 2023 was $1.0 million, compared to no revenue in the third quarter of 2022. The revenue in the 2023 third quarter was predominantly comprised of software sales but also includes the sale of lidar hardware to various customers.
●	Net loss for the third quarter of 2023 was $23.5 million, or $0.12 per share, which includes $4.7 million of share-based compensation expense, compared to a net loss for the third quarter of 2022 of $12.9 million, or $0.08 per share, which includes $4.1 million of share-based compensation expense.
●	Gross Profit for the third quarter of 2023 was $0.4 million, compared to $(45) thousand for the third quarter of 2022. Adjusted Gross Profit, a non-GAAP measure, for the third quarter of 2023 was $0.8 million, compared to $(45) thousand for the third quarter of 2022.
●	Adjusted EBITDA for the third quarter of 2023 was a $16.9 million loss, compared to an $8.5 million loss for the third quarter of 2022.
●	Cash used in operations in the third quarter of 2023 was $20.4 million, compared to cash used in operations in the third quarter of 2022 of $9.0 million. This year-over-year increase was primarily driven by an increase in operating expenses following the January 2023 acquisition.
●	The Company ended the third quarter of 2023 with $78.0 million in cash and cash equivalents including investment securities, compared to $82.7 million at December 31, 2022.

Conference Call and Webcast: Q3 2023 Results

MicroVision will host a conference call and webcast, consisting of prepared remarks by management, a slide presentation, and a question-and-answer session at 2:00 PM PT/5:00 PM ET on Wednesday, November 8, 2023 to discuss the financial results and provide a business update. Analysts and investors may pose questions to management during the live webcast on November 8, 2023.

The live webcast and slide presentation can be accessed on the Company’s Investor Relations website under the Events tab at https://ir.microvision.com/events. The webcast will be archived on the website for future viewing.

About MicroVision

With over 350 employees and global presence in Redmond, Detroit, Hamburg, and Nuremberg, MicroVision is a pioneering company in MEMS-based laser beam scanning technology that integrates MEMS, lasers, optics, hardware, algorithms and machine learning software into its proprietary technology to address existing and emerging markets. The Company’s integrated approach uses its proprietary technology to provide automotive lidar sensors and solutions for advanced driver-assistance systems (ADAS) and for non-automotive applications including industrial, smart infrastructure and robotics. The Company has been leveraging its experience building augmented reality micro-display engines, interactive display modules, and consumer lidar modules.

For more information, visit the Company’s website at www.microvision.com, on Facebook at www.facebook.com/microvisioninc, and LinkedIn at https://www.linkedin.com/company/microvision/.

MicroVision, MAVIN, MOSAIK, and MOVIA are trademarks of MicroVision, Inc. in the United States and other countries. All other trademarks are the properties of their respective owners.

Non-GAAP information

To supplement MicroVision’s condensed financial statements presented in accordance with GAAP, the Company presents investors with the non-GAAP financial measures “adjusted EBITDA” and “adjusted Gross Profit.” Adjusted EBITDA consists of GAAP net income (loss) excluding the impact of the following: interest income and interest expense; income tax expense; depreciation and amortization; bargain purchase gain; and share-based compensation. Adjusted Gross Profit is calculated as GAAP gross profit before share-based compensation expense and the amortization of acquired intangibles included in cost of revenue.

MicroVision believes that the presentation of adjusted EBITDA and adjusted Gross Profit provides important supplemental information to management and investors regarding financial and business trends, provides consistency and comparability with MicroVision’s past financial reports, and facilitates comparisons with other companies in the Company’s industry, many of which use similar non-GAAP financial measures to supplement their GAAP results. Internally, management uses these non-GAAP measures when evaluating operating performance because the exclusion of the items described above provides an additional useful measure of the Company’s operating results and facilitates comparisons of the Company’s core operating performance against prior periods and its business objectives. Externally, the Company believes that adjusted EBITDA and adjusted Gross Profit are useful to investors in their assessment of MicroVision’s operating performance and the valuation of the Company.

Adjusted EBITDA and adjusted Gross Profit are not calculated in accordance with GAAP, and should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Non-GAAP financial measures have limitations in that they do not reflect all of the costs associated with the operations of MicroVision’s business as determined in accordance with GAAP. The Company expects to continue to incur expenses similar to the non-GAAP adjustments described above, and exclusion of these items from its non-GAAP financial measures should not be construed as an inference that these costs are unusual or infrequent.

The Company compensates for limitations of the adjusted EBITDA measure by prominently disclosing GAAP net income (loss), which the Company believes is the most directly comparable GAAP measure, and providing investors with a reconciliation from GAAP net income (loss) to adjusted EBITDA.

Similarly for Adjusted Gross Profit, the Company compensates for limitations of the measure by prominently disclosing GAAP gross profit which is the difference between Revenue and Cost of revenue, which the Company believes is the most directly comparable GAAP measure, and providing investors with a reconciliation by backing out share-based compensation expense and the amortization of acquired intangibles included in cost of revenue.

Forward-Looking Statements

Certain statements contained in this release, including the likelihood of customer design wins, benefits of the acquisition, market position, product portfolio, product and manufacturing capabilities, and expected revenue, expenses and cash usage are forward-looking statements that involve a number of risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Factors that could cause actual results to differ materially from those projected in such forward-looking statements include the risk its ability to operate with limited cash or to raise additional capital when needed; market acceptance of its technologies and products or for products incorporating its technologies; the failure of its commercial partners to perform as expected under its agreements; its financial and technical resources relative to those of its competitors; its ability to keep up with rapid technological change; government regulation of its technologies; its ability to enforce its intellectual property rights and protect its proprietary technologies; the ability to obtain customers and develop partnership opportunities; the timing of commercial product launches and delays in product development; the ability to achieve key technical milestones in key products; dependence on third parties to develop, manufacture, sell and market its products; potential product liability claims; its ability to maintain its listing on The Nasdaq Stock Market, and other risk factors identified from time to time in the Company’s SEC reports, including the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other reports filed with the SEC. These factors are not intended to represent a complete list of the general or specific factors that may affect the Company. It should be recognized that other factors, including general economic factors and business strategies, may be significant, now or in the future, and the factors set forth in this release may affect the Company to a greater extent than indicated. Except as expressly required by federal securities laws, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changes in circumstances or any other reason.

Investor Relations Contact

Jeff Christensen

Darrow Associates Investor Relations

MVIS@darrowir.com

Media Contact

Robyn Komachi

Marketing@MicroVision.com

Source: MicroVision, Inc.

MicroVision, Inc.

Consolidated Balance Sheet

(In thousands)

(Unaudited)

	September 30,	December 31,
	2023	2022

Assets
Current Assets
Cash and cash equivalents	$49,366	$20,536
Investment securities, available-for-sale	28,677	62,173
Restricted cash, current	3,263	-
Accounts receivable, net	740	-
Inventory	3,616	1,861
Advance to IBEO	-	4,132
Other current assets	5,765	2,306
Total current assets	91,427	91,008

Property and equipment, net	9,461	6,830
Operating lease right-of-use asset	14,223	14,579
Restricted cash	961	1,418
Intangible assets, net	17,766	75
Other assets	2,110	1,086
Total assets	$135,948	$114,996

Liabilities and Shareholders’ Equity
Current Liabilities
Accounts payable	$2,294	$2,061
Accrued liabilities	7,204	2,058
Accrued liability for Ibeo business combination	6,118	-
Contract liabilities	4,958	4,601
Current portion of operating lease liability	2,432	1,846
Current portion of finance lease obligations	2	21
Other current liabilities	1,058	839
Total current liabilities	24,066	11,426

Operating lease liability, net of current portion	13,027	13,829
Other long-term liabilities	597	-
Total liabilities	37,690	25,255

Commitments and contingencies

Shareholders’ Equity
Common stock at par value	190	171
Additional paid-in capital	843,975	772,221
Subscriptions receivable	(323)	-
Accumulated other comprehensive loss	45	(127)
Accumulated deficit	(745,629)	(682,524)
Total shareholders’ equity	98,258	89,741
Total liabilities and shareholders’ equity	$135,948	$114,996

MicroVision, Inc.

Consolidated Statement of Operations

(In thousands, except earnings per share data)

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2023	2022	2023	2022

Revenue	$1,047	$-	$2,158	$664

Cost of revenue	625	45	1,870	67

Gross profit	422	(45)	288	597

Research and development expense	15,584	7,535	42,127	22,828
Sales, marketing, general and administrative expense	8,743	5,522	27,172	17,664
Gain on disposal of fixed assets	(10)	-	(25)	-
Total operating expenses	24,317	13,057	69,274	40,492

Loss from operations	(23,895)	(13,102)	(68,986)	(39,895)

Bargain purchase gain	-	-	1,706	-
Other income, net	637	251	4,846	279

Net loss before taxes	$(23,258)	$(12,851)	$(62,434)	$(39,616)

Income tax expense	(211)	-	(671)	-

Net income (loss)	$(23,469)	$(12,851)	$(63,105)	$(39,616)

Net income (loss) per share - basic and diluted	$(0.12)	$(0.08)	$(0.35)	$(0.24)

Weighted-average shares outstanding - basic and diluted	188,306	165,687	180,156	165,167

MicroVision, Inc.

Consolidated Statement of Cash Flows

(In thousands)

(Unaudited)

	Nine months ended September 30,
	2023	2022

Cash flows from operating activities
Net loss	$(63,105)	$(39,616)
Adjustments to reconcile net loss to net cash used in operations:
Depreciation and amortization	6,288	1,425
Bargain purchase gain	(1,706)	-
Gain on disposal of fixed assets	(25)	-
Impairment of property and equipment	12	60
Inventory write-downs	61	60
Share-based compensation expense	11,506	11,935
Net accretion of premium on short-term investments	(986)	290
Change in
Accounts receivable	(740)	-
Inventory	(619)	(42)
Other current and non-current assets	(3,214)	(662)
Accounts payable	896	(2,160)
Accrued liabilities	4,321	418
Contract liabilities and other current liabilities	(1,405)	(386)
Operating lease liabilities	(1,813)	(938)
Other long-term liabilities	17	-
Net cash used in operating activities	(50,512)	(29,616)

Cash flows from investing activities
Sales of investment securities	61,700	34,700
Purchases of investment securities	(27,101)	(63,726)
Cash paid for Ibeo business combination	(11,233)	-
Purchases of property and equipment	(1,981)	(2,017)
Net cash provided by (used in) investing activities	21,385	(31,043)

Cash flows from financing activities
Principal payments under finance leases	(19)	(20)
Principal payments under long-term debt	-	(392)
Proceeds from stock option exercises	175	727
Net proceeds from issuance of common stock	60,607	-
Net cash provided by financing activities	60,763	315

Change in cash, cash equivalents, and restricted cash	31,636	(60,344)
Cash, cash equivalents and restricted cash at beginning of period	21,954	83,739
Cash, cash equivalents and restricted cash at end of period	$53,590	$23,395

The following table provides a reconciliation of the cash, cash equivalents, and restricted cash balances as of September 30, 2023 and December 31, 2022:

	September 30,	December 31,
	2023	2022
Cash and cash equivalents	$49,366	$20,536
Restricted cash	4,224	1,418
Cash, cash equivalents and restricted cash	53,590	21,954

MicroVision, Inc.

Reconciliation of GAAP to Non-GAAP Measures

(In thousands, except earnings per share data)

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2023	2022	2023	2022

Reconciliation of Non-GAAP Gross Profit:
Gross Profit	$422	$(45)	$288	$597
Share-based compensation expense	-	-	-	-
Amortization of acquired intangibles	387	-	1,032	-
Adjusted Gross Profit	$809	$(45)	$1,320	$597

Reconciliation of Non-GAAP Loss:
GAAP Net loss	$(23,469)	$(12,851)	$(63,105)	$(39,616)
Add Interest (net)	(509)	(262)	(1,725)	(400)
Add Income taxes	211	-	671	-
Add Depreciation & amortization	2,137	524	6,288	1,425
Add Bargain purchase gain	-	-	(1,706)	-
Add Share-based compensation expense	4,691	4,081	11,506	11,935
Adjusted EBITDA	$(16,939)	$(8,508)	$(48,071)	$(26,656)